UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 20, 2022
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CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
120 S. Sierra Ave., Suite 100
Solana Beach, California 92075
(Address of principal executive offices, zip code)
(888) 287-9109
(Registrant’s telephone number, including area code)
_________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
(c)     Appointment of Executive Officer.
On September 20, 2022, Mazin Sabra entered into an Employment Agreement (the “Employment Agreement”) with the Company. Mr. Sabra will join the Company as Chief Operating Officer, commencing on October 10, 2022 (“Start Date”).
Mr. Sabra has served as Vice President of Supplier Quality Engineering for Philips, a multinational health technology company, since April 2021. In this role, he led a global team responsible for the quality performance of suppliers for a range of Philips’ portfolio from Class III medical devices to consumer products. Prior to this role, he held several positions at Philips since June 2016, including serving as the Vice President for Procurement Engineering for Philips’ Connected Care businesses, as well as Senior Director for Procurement Engineering for its Image Guided Therapy Devices business. In these roles Mr. Sabra was responsible for defining the business procurement strategy, supply risk management, design for excellence for new product development, profitability, and growth.
Prior to joining Philips, Mr. Sabra spent 11 years at Stryker Corporation, serving in several management level roles. From 2011 to 2016, he was the Director of Asia Strategic Sourcing for Stryker, based in Suzhou, China. In this role he was responsible for all Asia-based suppliers providing products to over 14 Stryker manufacturing sites globally, including all supplier activities for three Chinese manufacturing facilities and Stryker’s Global Technology Center in India. Mr. Sabra holds a Bachelor’s degree in Industrial & Systems Engineering from The University of Michigan.
There are no arrangements or understandings between Mr. Sabra and any other person pursuant to which he was appointed or elected to serve an executive officer of the Company. There are no family relationships between Mr. Sabra and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Sabra and the Company.

(e)     Compensatory Arrangements.
Employment Agreement with Mr. Sabra
The principal terms of the Employment Agreement with Mr. Sabra are summarized below.
Term. The term of Mr. Sabra’s employment is for three years, commencing on the Start Date, and will automatically renew for successive one-year periods thereafter. Mr. Sabra’s employment may be terminated by the Company or Mr. Sabra upon 90 days’ written notice to the other party prior to the end of the then current term.
Compensation. Mr. Sabra’s base salary is $340,000, which is subject to adjustment at the discretion of the Compensation Committee, subject to certain limitations. Starting with the fiscal year commencing on January 1, 2022 and for each year thereafter, the Employment Agreement provides that Mr. Sabra is eligible to receive an annual incentive bonus based on a target of 45% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. Sabra may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved.
As an inducement to his employment with the Company, Mr. Sabra is entitled to receive an initial signing bonus in the aggregate amount of $110,000 under the Employment Agreement, $50,000 of which will be paid in cash within forty-five days of the Start Date and $60,000 of which will be paid in cash by or before March 31, 2023. The Employment Agreement also provides that Mr. Sabra will be granted 46,000 restricted shares of the Company’s common stock. The restricted shares will vest as follows: (i) one-third (1/3rd) of on the first anniversary of his Start Date; (ii) one-third (1/3rd) of on the second anniversary of his Start Date; and (iii) one-third (1/3rd) of on the third anniversary of his Start Date.
In addition, under the Employment Agreement, Mr. Sabra is: (i) eligible for additional equity compensation from time to time in amounts and based upon criteria determined by the Compensation Committee; and (ii) entitled to participate in any benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If the Company terminates the employment of Mr. Sabra without cause or if Mr. Sabra terminates his employment for good reason, as those terms are defined in the Employment Agreement, then Mr. Sabra will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his annual base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date. In addition, under the Employment Agreement, if the Company terminates Mr. Sabra’s employment without cause or he terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.
If the Company terminates Mr. Sabra’s employment with cause or if he terminates his employment voluntarily, as those terms are defined in the Employment Agreement, then Mr. Sabra will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) accrued vacation and other vested benefits under the Company’s equity compensation and benefit plans; and (iii) reimbursement of business expenses he incurred as of the termination date.
Change of Control Payments. Upon a change of control, as such term is defined in the Employment Agreement, any unvested stock options and restricted stock previously granted to Mr. Sabra will become fully vested. In addition, if the Company terminates Mr. Sabra’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Sabra will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.
Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with the Employment Agreement, Mr. Sabra also entered into a confidentiality agreement and non-compete agreement, which agreements impose on him customary restrictive covenants prohibiting the disclosure of the Company’s confidential information, requiring Mr. Sabra to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment (subject to applicable law), and prohibiting him from soliciting Company employees, consultants and contractors for one years following the termination of his employment.
The foregoing description of the terms of the Employment Agreement is only a summary and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The Company will also enter into its standard form of indemnification agreement with Mr. Sabra (the “Indemnification Agreement”) upon the effectiveness of his appointment as an officer of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Sabra, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company, any subsidiary of the Company or any other company or enterprise to which the he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.2 to the Company’s Report on Form 8-K, as originally filed on June 28, 2021, and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On September 20, 2022, the Company issued a press release announcing Mr. Sabra’s employment with the Company. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated September 20, 2022, by and between the Company and Mazin Sabra

Exhibit 99.1	Press Release of the Company dated September 20, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2022	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer